EXHIBIT 4.19

PLIANT CORPORATION

$306,000,000

principal amount at maturity

11 1/8% Senior Secured Discount Notes due 2009

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

February 17, 2004

J.P. MORGAN SECURITIES INC.

CREDIT SUISSE FIRST BOSTON LLC

DEUTSCHE BANK SECURITIES INC.

c/o J.P. Morgan Securities Inc.

270 Park Avenue, 5th floor

New York, New York  10017

Ladies and Gentlemen:

Pliant Corporation, a Utah corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities Inc. (“JPMorgan”), Credit Suisse First Boston LLC (“CSFB”) and Deutsche Bank Securities Inc. (“DBSI” and, together with JPMorgan and CSFB, the “Initial Purchasers”), upon the terms and subject to the conditions set forth in a purchase agreement dated February 6, 2004 (the “Purchase Agreement”), $306,000,000 principal amount at maturity of its 11 1/8% Senior Secured Discount Notes due 2009 (the “Notes”) to be guaranteed on a senior secured basis by certain of the Company’s subsidiaries signatory hereto (the “Note Guarantors”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Note Guarantors agree with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers and the Market-Maker (as defined herein)) of the Notes, the Exchange Notes (as defined herein) and the Private Exchange Notes (as defined herein) (collectively, the “Holders”), as follows:

1.  Registered Exchange Offer.  Unless, because of any change in law or applicable interpretations thereof by the Commission’s staff, the Company and the Note Guarantors determine in good faith after consultation with counsel that they are not permitted to effect the Registered Exchange Offer (as defined herein), the Company and the Note Guarantors shall (i) prepare and, not later than 75 days following the date of original issuance of the Notes (the “Issue Date”), file with the Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Notes (the “Registered Exchange Offer”) to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount at maturity of debt securities of the Company (the “Exchange Notes”) that are identical in all material respects to the

Notes, except for the transfer restrictions relating to the Notes, (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 150 days after the Issue Date and the Registered Exchange Offer to be consummated no later than 190 days after the Issue Date and (iii) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).  The Exchange Notes will be issued under the Indenture or an indenture (the “Exchange Notes Indenture”) among the Company, the Note Guarantors and the Trustee or such other bank or trust company that is reasonably satisfactory to the Initial Purchasers, as trustee (the “Exchange Notes Trustee”), such indenture to be identical in all material respects to the Indenture, except for the transfer restrictions relating to the Notes (as described above).  All references in this Agreement to “prospectus” shall, except where the context otherwise requires, include any prospectus (or amendment or supplement thereto) filed with the Commission pursuant to Section 6 of this Agreement.

Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Notes in the ordinary course of such Holder’s business, (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes and (e) if such Holder is not an Exchanging Dealer (as defined below), it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes) and to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.  The Company, the Note Guarantors, the Initial Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an “Exchanging Dealer”), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section (if any) and in Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

If, prior to the consummation of the Registered Exchange Offer, any Holder shall notify the Company in writing that it holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder notifies the Company in writing that it believes that it is not entitled to participate in the Registered Exchange Offer (other than because it has an understanding or arrangement with any person to participate in the distribution of the Exchange Notes) and such Holder has not received a written opinion from counsel to the Company, reasonably acceptable to such Holder to the effect that such Holder is legally permitted to participate in the Registered Exchange Offer, the Company shall, upon the request of any such Holder, simultaneously with the delivery of the Exchange Notes in the Registered Exchange Offer, issue and deliver to any such Holder, in exchange for the Notes held by such Holder (the “Private Exchange”), a like aggregate principal amount of debt at maturity securities of the Company (the “Private Exchange Notes”) that are identical in all material respects to the Exchange Notes, except for the transfer restrictions relating to such Private Exchange Notes.  The Private Exchange Notes will be issued under the same indenture as the Exchange Notes, and, if permitted under the policies established at such time by the CUSIP Service Bureau of Standard & Poor’s Corporation, the Company shall use commercially reasonable efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

In connection with the Registered Exchange Offer, the Company shall:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(d)  permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

As soon as practicable after the close of the Registered Exchange Offer and any Private Exchange, as the case may be, the Company shall:

(a) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(b) deliver to the Trustee for cancelation all Notes so accepted for exchange; and

(c) cause the Trustee or the Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount at maturity to the Notes of such Holder so accepted for exchange.

The Company and the Note Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons (including Exchanging Dealers) subject to the prospectus delivery requirements of the Securities Act for 180 days after the consummation of the Registered Exchange Offer (such 180 days, the “Applicable Period”).

The Indenture or the Exchange Notes Indenture, as the case may be, shall provide that the Notes, the Exchange Notes and the Private Exchange Notes shall vote and consent together on all matters as one class and that none of the Notes, the Exchange Notes or the Private Exchange Notes will have the right to vote or consent as a separate class on any matter.

Prior to the earlier of (i) December 15, 2006 and (ii) the Cash Election Date (as defined in the Indenture), each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange Offer will accrete on the same schedule as the Notes surrendered in exchange therefor.  Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the earlier of (i) December 15, 2006 and (ii) the Cash Election Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Note Guarantors in writing (which may be contained in the applicable letter of transmittal) that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) if such Holder is a broker-dealer, that it will deliver a prospectus in connection with any resale of such Exchange Notes during the Applicable Period.

Notwithstanding any other provisions hereof, the Company and the Note Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.  Shelf Registration.  If (i) because of any change in law or applicable interpretations thereof by the Commission’s staff the Company and the Note Guarantors determine in good faith after consultation with counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) any Notes validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Notes within 190 days after the Issue Date, or (iii) the Initial Purchasers so request with respect to Notes or Private Exchange Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by them following the consummation of the Registered Exchange Offer, or (iv) any applicable law or interpretations do not permit any Holder to participate in the Registered Exchange Offer (other than because such Holder has an understanding or arrangement with any person to participate in the distribution of the Exchange Notes), or (v) any Holder that participates in the Registered Exchange Offer notifies the Company in writing within 30 days following the consummation of the Registered Exchange Offer that such Holder may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not legally available for such resales by such Holder, or (vi) the Company so elects, then the following provisions shall apply:

(a)  The Company and the Note Guarantors shall use commercially reasonable efforts to file as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2; provided that in the case of any filing in response to clause (i), (iii) or (iv) of the preceding paragraph, the Company and the Note Guarantors shall not be required to make any such filing earlier than 75 days following the Issue Date (the date of such filing, the “Shelf Filing Date”)) with the Commission, and thereafter shall use commercially reasonable efforts to cause to be declared effective on or prior to 115 days after the Shelf Filing Date (but, in the case of any filing in response to clause (i), (iii), (iv) or (vi) of the preceding paragraph, in no event earlier than the 190th day after the Issue Date), a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a “Shelf Registration Statement” and, together with any Exchange Offer Registration Statement, a “Registration Statement”).

(b)  The Company and the Note Guarantors shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Notes for a period ending on the earlier of (i) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the “Shelf Registration Period”).  The Company and the Note Guarantors shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily take any action that would result in Holders of Transfer Restricted Notes covered thereby not being able to offer and sell such Transfer Restricted Notes during that period, unless (A) such action is required by applicable law or (B) such action was permitted by Section 2(c).

(c)  Notwithstanding the provisions of Section 2(b) (but subject to the provisions of Section 3(b)), the Company and the Note Guarantors may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Transfer Restricted Notes and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued.  The provisions of this Section 2(c) shall also be applicable to the Exchange Offer Registration Statement during the Applicable Period; provided that the Applicable Period shall be extended for the number of days (which shall not exceed 60) that the use of the Exchange Offer Registration Statement is suspended.

(d)  Notwithstanding any other provisions hereof, the Company and the Note Guarantors shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the “Holders’ Information”)) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.  Liquidated Damages.  (a)  The parties hereto agree that the Holders of Transfer Restricted Notes will suffer damages if the Company and the Note Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages.  Accordingly, if (i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified in this Agreement, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to the date specified in this Agreement, (iii) the Registered Exchange Offer is not consummated on or prior to 190 days after the Issue Date (other than in the event the Company is requested or required or elected to file a Shelf Registration Statement), or (iv) the Shelf Registration Statement is filed and declared effective on or prior to the date specified in this Agreement but shall thereafter cease to be effective (at any time that the Company and the Note Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement or a post-effective amendment to the Shelf Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the interest rate on the Transfer Restricted Notes will be increased by 1.00% per annum (the amount paid as a result of such increase being herein referred to as “liquidated damages”) until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, an additional Registration Statement becomes effective or a post-effective amendment to the Shelf Registration Statement becomes effective, as the case may be.  Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.  As used herein, the term “Transfer Restricted Notes” means (i) each Note until the date on which such Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer (it being understood that the requirement that an Exchanging Dealer deliver a prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer shall not mean that the Exchange Note is not freely transferable for purposes of this Section 3), (ii) each Note or Private Exchange Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Note or Private Exchange Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.  Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be required to pay liquidated damages to a Holder of Transfer Restricted Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(o).

(b)  Notwithstanding the foregoing provisions of Section 3(a), the Company and the Note Guarantors may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Transfer Restricted Notes and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 60 days in the aggregate, then the interest rate on the Transfer Restricted Notes covered by the Shelf Registration Statement will be increased by 1.00% per annum (the amount paid as a result of such increase being herein referred to as “liquidated damages”).  Upon the Company and the Note Guarantors declaring that the Shelf Registration Statement is useable after the period of time described in the preceding sentence, accrual of liquidated damages shall cease; provided, however, that if after any such cessation of the accrual of liquidated damages the Shelf Registration Statement again ceases to be useable beyond the period permitted above, liquidated damages will again accrue pursuant to the foregoing provisions.

(c)  The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default.  With respect to any liquidated damages due on the Transfer Restricted Notes after the earlier of (i) December 15, 2006 and (ii) the Cash Election Date, the Company and the Note Guarantors shall pay such liquidated damages by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Notes, sums sufficient to pay the liquidated damages then due.  The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Notes to the record holder entitled to receive the interest payment to be made on such date.  With respect to any liquidated damages due on the Transfer Restricted Notes on or prior to the earlier of (i) December 15, 2006 and (ii) any Cash Election Date, such liquidated damages will be added to the Accreted Value (as defined in the Indenture) of the Notes.  Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

(d)  The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Notes by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

4.  Registration Procedures.  In connection with any Registration Statement, the following provisions shall apply:

(a)  The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers may reasonably propose; (ii) include information substantially as set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section (if any) and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement, and include information substantially as set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested in writing by any Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

(b)  The Company shall advise the Initial Purchasers, each Exchanging Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes, the Exchange Notes or the Private Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)  The Company and the Note Guarantors will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

(d)  The Company will furnish to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)  The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offer and sale of the Transfer Restricted Notes covered by such prospectus or any amendment or supplement thereto.

(f)  The Company will furnish to the Initial Purchasers, each Exchanging Dealer who so requests in writing, and to any other Holder who so requests in writing, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Initial Purchasers or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(g)  The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to the Initial Purchasers, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as the Initial Purchasers, such Exchanging Dealer or other persons may reasonably request in writing; and the Company and the Note Guarantors consent to the use of such prospectus or any amendment or supplement thereto by the Initial Purchasers, such Exchanging Dealer or other persons, as applicable, as aforesaid.

(h)  Prior to the effective date of any Registration Statement, the Company and the Note Guarantors will use commercially reasonable efforts to register or qualify, or cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement; provided that the Company and the Note Guarantors will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

(i)  The Company and the Note Guarantors will cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes to facilitate the timely preparation and delivery of certificates representing Notes, Exchange Notes or Private Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Notes, Exchange Notes or Private Exchange Notes pursuant to such Registration Statement.

(j)  If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company and the Note Guarantors are required to maintain an effective Registration Statement, the Company and the Note Guarantors will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes, Exchange Notes or Private Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)  If any event contemplated by Section 2(c) or 3(b) occurs during the period for which the Company and the Note Guarantors are required to maintain an effective Registration Statement, the Company and the Note Guarantors will, to the extent required after the end of the applicable periods referred to in Sections 2(c) and 3(b), promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes, Exchange Notes or Private Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)  Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Notes, the Exchange Notes and the Private Exchange Notes, as the case may be, and provide the applicable trustee with certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(m)  The Company and the Note Guarantors will comply with all applicable rules and regulations of the Commission and the Company and the Note Guarantors will make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement of the Company satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

(n)  The Company and the Note Guarantors will cause the Indenture or the Exchange Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(o)  The Company may require each Holder of Transfer Restricted Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such Transfer Restricted Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.  Each Holder of Transfer Restricted Notes as to which a Shelf Registration Statement is being effected, by its participation in the Shelf Registration Statement, shall be deemed to agree to furnish the Company and the Note Guarantors all information concerning such Holder required to be described in order to make the information previously furnished by such Holder to the Company and the Note Guarantors not materially misleading.

(p)  In the case of (A) a Shelf Registration Statement, each Holder of Transfer Restricted Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Notes that, and (B) the Exchange Offer Registration Statement during the Applicable Period only, each Holder of Exchange Notes subject to the prospectus delivery requirements of the Securities Act agrees that, upon receipt of any notice from the Company pursuant to Sections 2(c), 3(b) or 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Notes or Exchange Notes, as applicable, until such Holder’s receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or 4(k), as the case may be, or until advised in writing by the Company that the use of the applicable prospectus may be resumed (the “Advice”).  If the Company shall give any notice under Sections 2(c), 3(b) or 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the “Effectiveness Period”), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Notes or Exchange Notes, as applicable, covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) or 4(k), as the case may be, (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

(q)  In the case of a Shelf Registration Statement, the Company and the Note Guarantors shall enter into such customary agreements (including, if requested by  Holders of a majority in aggregate principal amount at maturity of the Notes, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount at maturity of the Notes, Exchange Notes and Private Exchange Notes covered by the Shelf Registration Statement or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement.  Notwithstanding anything to the contrary contained in this Agreement, the Company and the Note Guarantors shall not be required to engage in more than one underwritten offering pursuant to this Agreement.

(r)  In the case of a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount at maturity of the Notes, Exchange Notes and Private Exchange Notes covered by the Shelf

Registration Statement and any underwriter participating in any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an “Inspector”) in connection with such Shelf Registration Statement.

(s)  In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount at maturity of the Notes, Exchange Notes and Private Exchange Notes covered by the Shelf Registration Statement, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use commercially reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Notes, Exchange Notes or Private Exchange Notes, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount at maturity of the Notes, Exchange Notes and Private Exchange Notes being sold, its Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

5.  Registration Expenses.  The Company and the Note Guarantors will jointly and severally bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2, 3 and 4 and the Company will reimburse the Initial Purchasers or the Holders, as applicable, for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount at maturity of the Notes, the Exchange Notes and the Private Exchange Notes covered by each Registration Statement (the “Special Counsel”) acting for the Initial Purchasers or Holders in connection therewith.  The Company and the Note Guarantors are not required to pay any commissions or concessions of any broker-dealers.

6.  Market-Making.  (a)  For so long as any of the Notes, Exchange Notes or Private Exchange Notes are outstanding and JPMorgan (in such capacity, the “Market-Maker”) or any of its affiliates (as defined in the rules and regulations of the Commission) owns any equity securities of the Company, the Note Guarantors or any of their affiliates and proposes to make a market in the Notes, Exchange Notes or Private Exchange Notes as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market-Maker:

(i) The Company and the Note Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement, is filed with the Commission, file a registration statement (the “Market-Making Registration Statement”) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the Commission) and use commercially reasonable efforts to cause such Market-Making Registration Statement to be declared effective by the Commission on or prior to the consummation of the Exchange Offer or the effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market-Making Registration Statement so that the information contained therein complies with the requirements of

Section 10(a) under the Securities Act; (C) if reasonably requested in writing by the Market-Maker, within 45 days following the end of each of the Company’s fiscal quarters (other than the fourth quarter), file a supplement to the prospectus contained in the Market-Making Registration Statement that sets forth the financial results of the Company for such quarter; (D) amend the Market-Making Registration Statement or amend or supplement the related prospectus when necessary to reflect any material changes in the information provided therein; and (E) amend the Market-Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market-Making Registration Statement, any amendment thereto or any amendment or supplement to the related prospectus (other than a supplement filed pursuant to clause (C) of this paragraph unless the Market-Maker reasonably requests), the Company will furnish to the Market-Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market-Maker and its counsel and (2) the Company and the Note Guarantors will not file the Market-Making Registration Statement, any amendment thereto or any supplement to the related prospectus (other than a supplement filed pursuant to clause (C) of this paragraph unless the Market-Maker reasonably requests) to which the Market-Maker and its counsel shall reasonably object unless the Company and the Note Guarantors are advised by counsel that such Market-Making Registration Statement, amendment or supplement is required to be filed under applicable securities laws and the Company will provide the Market-Maker and its counsel with copies of the Market-Making Registration Statement and each amendment and supplement filed.

(ii) The Company shall notify the Market-Maker and, if requested by the Market-Maker, confirm such advice in writing, (A) when any Market-Making Registration Statement, any post-effective amendment to the Market-Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any post-effective amendment to the Market-Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the Market-Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the happening of any event that makes any statement made in the Market-Making Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market-Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading; and (F) of any advice from a nationally recognized statistical rating organization that such organization has placed the Company under surveillance or review with negative implications or has determined to downgrade the rating of the Notes, Exchange Notes or Private Exchange Notes or any other debt obligation of the Company whether or not such downgrade shall have been publicly announced.

(iii) If any event contemplated by Section 6(a)(ii)(B) through (E) occurs during the period for which the Company and the Note Guarantors are required to maintain an effective Market-Making Registration Statement, the Company and the Note Guarantors

shall promptly prepare and file with the Commission a post-effective amendment to the Market-Making Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) In the event of the issuance of any stop order suspending the effectiveness of the Market-Making Registration Statement or of any order suspending the qualification of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, the Company and the Note Guarantors shall use promptly commercially reasonable efforts to obtain its withdrawal.

(v) The Company shall furnish to the Market-Maker, without charge, (i) at least one conformed copy of the Market-Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the Market-Maker may reasonably request.

(vi) The Company and the Note Guarantors shall consent to the use of the prospectus contained in the Market-Making Registration Statement or any amendment or supplement thereto by the Market-Maker in connection with its market making activities.

(vii) For so long as the Notes, Exchange Notes or Private Exchange Notes shall be outstanding, the Company shall furnish to the Market-Maker (A) as soon as practicable after the end of each of the Company’s fiscal years, the number of copies reasonably requested by the Market-Maker of the Company’s annual report for such year, (B) as soon as available, the number of copies reasonably requested by the Market-Maker of each report (including, without limitation, reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statements of the Company filed under the Exchange Act or mailed to stockholders and (C) all public reports and all reports and financial statements furnished by the Company to the Nasdaq National Market System or any U.S. national securities exchange or quotation service upon which the Notes or Exchange Notes may be listed pursuant to requirements of or agreements with such exchange or quotation service or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(viii) Notwithstanding the foregoing provisions of Section 6, the Company and the Note Guarantors may for valid business reasons, including without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify the Market-Maker in writing that the Market-Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Notes, Exchange Notes or Private Exchange Notes; provided that the use of the Market-Making Registration Statement or the prospectus contained therein shall not be suspended for more than 60 days in the aggregate in any consecutive 12 month period.  The Market-Maker agrees that upon receipt of any notice from the Company pursuant to Section 6(a)(ii)(B) through (E) or this Section 6(a)(viii), it will discontinue use of the prospectus contained in the Market-Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto or until advised in writing by the Company that the use of the prospectus contained in the Market-Making Registration Statement may be resumed.

(b)  In connection with the Market-Making Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market-Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market-Maker.

(c)  Prior to the effective date of the Market-Making Registration Statement, the Company and the Note Guarantors will use commercially reasonable efforts to register or qualify, or cooperate with the Market-Maker and its counsel in connection with the registration or qualification of, the Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Market-Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by the Market-Making Registration Statement; provided that the Company and the Note Guarantors will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

(d)  The Company and the Note Guarantors represent and agree that the Market-Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market-Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the Company by the Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of the Market-Maker to be set forth on the cover page and in the “Plan of distribution” section of the prospectus (the “Market-Maker’s Information”).

(e)  At the time of effectiveness of the Market-Making Registration Statement and concurrently with each time the Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested by the Market-Maker) furnish the Market-Maker and its counsel with a certificate of its Chairman of the Board of Directors or its President and Chief Financial Officer to the effect that:

(i) the Market-Making Registration Statement has been declared effective; (ii) in the case of an amendment to the Market-Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the related prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; (iii) to the knowledge of such officers, no stop order suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; (iv) such officers have carefully examined the Market-Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, the Market-Making Registration Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)  At the time of effectiveness of the Market-Making Registration Statement and concurrently with each time the Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested by the Market-Maker) furnish the Market-Maker and its counsel with the written opinion of counsel for the Company satisfactory to the Market-Maker to the effect that:

(i) the Market-Making Registration Statement has been declared effective; (ii) in the case of an amendment to the Market-Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the related prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; (iii) to the knowledge of such counsel, no stop order suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and (iv) such counsel has reviewed the Market-Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and independent public accountants for the Company in the preparation of such Market-Making Registration Statement and prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief) as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, the Market-Making Registration Statement and the prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)  At the time of effectiveness of the Market-Making Registration Statement and concurrently with each time the Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented to include audited annual financial information, the Company shall (if requested by the Market-Maker) furnish the Market-Maker and its counsel with a letter of Ernst & Young LLP (or other independent public accountants for the Company or the Note Guarantors of nationally recognized standing) in form satisfactory to the Market-Maker, addressed to the Market-Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and, (ii) in all

other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Section 5(g) of the Purchase Agreement, with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

(h)  The Company and the Note Guarantors, on the one hand, and the Market-Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Sections 7 and 8 of this Agreement.

(i)  The Company will comply with the provisions of this Section 6 at its own expense and will reimburse the Market-Maker for its expenses associated with this Section 6 (including reasonable fees of counsel for the Market-Maker).

(j)  The agreements contained in this Section 6 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Notes and Exchange Notes and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

(k)  For purposes of this Section 6, (i) any reference to the terms “amend”, “amendment” or “supplement” with respect to the Market-Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Notes”, “Exchange Notes” or “Private Exchange Notes” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Notes, Exchange Notes or Private Exchange Notes.

7.  Indemnification.  (a)  In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by the Initial Purchasers or Exchanging Dealer, as applicable, or in connection with the Market-Making Registration Statement, the Company and the Note Guarantors shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, each of the Initial Purchasers, the Market-Maker or such Exchanging Dealer), its affiliates, its respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7 and Section 8 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Notes, Exchange Notes or Private Exchange Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or Market-Making Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) in the case of the Market-Maker, any material breach by the Company of the representations, warranties and agreements contained in Section 6, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Note Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders’ Information or Market-Maker’s Information, respectively; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Notes, Exchange Notes or Private Exchange Notes to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes, Exchange Notes or Private Exchange Notes to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(d), 4(e), 4(f), 4(g) or 6(a)(v), as applicable.

(b)  In (i) the event of a Shelf Registration Statement, each Holder or (ii) connection with the Market-Making Registration Statement, the Market-Maker, as applicable, shall indemnify and hold harmless the Company, its affiliates, its respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) and Section 8 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or Market-Making Registration Statement, respectively, or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders’ Information or Market-Maker’s Information, respectively, furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement, Market-Making Registration Statement or prospectus.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7(a) or 7(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.  Contribution.  If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (a) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the initial offering and sale of the Notes, on the one hand, and by a Holder from receiving Notes, Exchange Notes or Private Exchange Notes, as applicable, registered under the Securities Act or, if applicable, by the Market-Maker from the filing and effectiveness of a Market-Making Registration Statement, on the other, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Note Guarantors, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Note Guarantors or information supplied by the Company and the Note Guarantors, on the one hand, or to any Holders’ Information or Market-Maker’s Information, respectively, supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 8, an indemnifying party that is a Holder of Notes, Exchange Notes or Private Exchange Notes or the Market-Maker shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes, Exchange Notes or Private Exchange Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.  Rules 144 and 144A.  The Company and the Note Guarantors shall use commercially reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company and the Note Guarantors are not required to file such reports, they will, upon the written request of any Holder of Transfer Restricted Notes or the Market-Maker, make publicly available other information so long as necessary to permit sales of such Holder’s or the Market-Maker’s securities pursuant to Rules 144 and 144A.  The Company and the Note Guarantors covenant that they will take such further action as any Holder of Transfer Restricted Notes or the Market-Maker may reasonably request, all to the extent required from time to time to enable such Holder or the Market-Maker to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)).  Upon the written request of any Holder of Transfer Restricted Notes, the Company and the Note Guarantors shall deliver to such Holder or the Market-Maker a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

10.                                 Underwritten Registrations.  If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount at maturity of such Transfer Restricted Notes included in such offering, subject to the consent of the Company and the Note Guarantors (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.  Miscellaneous.  (a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount at maturity of the Notes, the Exchange Notes and the Private Exchange Notes, taken as a single class (and, with respect to the provisions of Section 6, the written consent of the Market-Maker).  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes, Exchange Notes or Private Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount at maturity of the Notes, the Exchange Notes and the Private Exchange Notes being sold by such Holders pursuant to such Registration Statement whose rights are so affected.

(b)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to JPMorgan, DBSI and CSFB;

(2) if to the Initial Purchasers or the Market-Maker, initially pursuant to Section 14(a) of the Purchase Agreement; and

(3) if to the Company or the Note Guarantors, initially at the address of the Company set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

The Company and the Note Guarantors or the Initial Purchasers may, by written notice to the other, designate additional or different addresses for subsequent notices or communications.

(c)  Successors And Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(d)  Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)  Definition of Terms.  For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)  Remedies.  In the event of a breach by the Company, the Note Guarantors or by any Holder of any of their obligations under this Agreement, each Holder, the Company or the Note Guarantors, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Note Guarantors of their obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement.  The Company, the Note Guarantors and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by each such person of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each such person shall waive the defense that a remedy at law would be adequate.

(i)  No Inconsistent Agreements.  Each of the Company and the Note Guarantors represents, warrants and agrees with the Initial Purchasers that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) (with respect to the Company) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Transfer Restricted Notes and the Market-Maker, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(j)  No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Notes in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Notes.

(k)  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Note Guarantors and the Initial Purchasers.

Very truly yours,

PLIANT CORPORATION,

by

Name:	Brian E. Johnson
Title:	Executive Vice President, Chief Financial
Officer and Secretary

PLIANT CORPORATION INTERNATIONAL,
PLIANT FILM PRODUCTS OF MEXICO, INC.,
PLIANT SOLUTIONS CORPORATION,
PLIANT PACKAGING OF CANADA, LLC,
UNIPLAST HOLDINGS INC.,
UNIPLAST U.S., INC.,
TUREX, INC.,
PIERSON INDUSTRIES, INC.,
UNIPLAST MIDWEST, INC.,
UNIPLAST INDUSTRIES CO.,

by

Name:	Brian E. Johnson
Title:	Executive Vice President

Confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES INC.,
For itself and on behalf of the several
Initial Purchasers.

by

Name:
Title:

ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution”.

ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  See “Plan of distribution”.

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers.  Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes.  Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D

☐                                    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.  If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.